Exhibit 11
                                                                   -------------
                                                                   (Page 1 of 2)

                MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In millions, except per share amounts)
                                  (unaudited)


                                                     Three months
                                                         ended
                                                       March 31,
                                                    --------------
                                                    1995      1994
                                                    ----      ----
Primary
- -------

  Net income................................        $244      $209

Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding.. ..........................         680       542
  Assumed conversion of preferred stock.....           -        27
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents.............................          43        47
  Shares of common stock assumed repurchased
    for treasury(a).........................         (38)      (36)
                                                    ----      ----
  Adjusted shares of common stock and common
    stock equivalents for computation.......         685       580
                                                    ====      ====
Earnings per common and common equivalent
  shares....................................        $.36      $.36
                                                    ====      ====

- --------------------------------

(a) At an average market price of $19.47 and $26.26 for the three months ended March 31, 1995 and 1994, respectively.

                                                                    Exhibit 11
                                                                   -------------
                                                                   (Page 2 of 2)

                MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In millions, except per share amounts)
                                  (unaudited)


                                                     Three months
                                                         ended
                                                       March 31,
                                                    --------------
                                                    1995      1994
                                                    ----      ----
Assuming Full Dilution
- ----------------------

  Net income................................        $244      $209

Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding.............................         680       542
  Assumed conversion of preferred stock.....           -        27
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents..............................         43        47
  Shares of common stock assumed repurchased
    for treasury(b).........................         (36)      (36)
                                                    ----      ----
  Adjusted shares of common stock and common
    stock equivalents for computation.......         687       580
                                                    ====      ====
Earnings per common and common equivalent
  shares....................................        $.36      $.36
                                                    ====      ====


- --------------------------------

(b) The March 31, 1995 ending market price of $20.63 was used as it is higher than the average market price of $19.47. The average market price of $26.26 for the three months ended March 31, 1994 was used as it is higher than the March 31, 1994 ending market price of $23.38.